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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-_______) of Trident Microsystems, Inc. of our report dated July 26, 1995, except for Note 9, as to which the date is August 18, 1995, which appears on page 23 on Form 10-K for the year ended June 30, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 77 of such Form 10-K.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
San Jose, California
July 30, 1996N

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